                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                           ------------------

                                FORM 8-K

                             Current Report
                   Pursuant to Section 13 or 15(D) of
                  The Securities Exchange Act of 1934

                            October 30, 2000
           (Date of Report - Date of Earliest Event Reported)

                    Provident Financial Group, Inc.
           (Exact Name of Registrant as Specified in Charter)

                                  Ohio
             (State or Other Jurisdiction of Incorporation)

                                 1-8019
                        (Commission File Number)

                               31-0982792
                  (IRS Employer Identification Number)

             One East Fourth Street, Cincinnati, Ohio 45202
          (Address of Principal Executive Offices) (Zip Code)

                     1-800-851-9521 or 513-345-7102
          (Registrant's Telephone Number, Including Area Code)

Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements of Businesses Acquired

              The   following   supplemental   consolidated  financial
              statements and accompanying notes of Provident Financial
              Group, Inc. have been restated to  include  the accounts
              and  operations  of Fidelity Financial of Ohio, Inc. for
              all periods presented.

         (c)  Exhibits filed:

              Exhibit 23.1 - Consent of Experts and Counsel
              Exhibit 27.1 - FDS for December 31, 1999
              Exhibit 27.2 - FDS for December 31, 1998
              Exhibit 27.3 - FDS for December 31, 1997

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES

               INDEX TO SUPPLEMENTAL FINANCIAL STATEMENTS

Report of Ernst & Young LLP, Independent Auditors .................. 2

Supplemental Financial Statements:

Provident Financial Group, Inc. and Subsidiaries
    Supplemental Consolidated Balance Sheets ....................... 4
    Supplemental Consolidated Statements of Income ................. 5
    Supplemental Consolidated Statements of Changes

Supplementary Data:

Quarterly Supplemental Consolidated Results
  of Operations (unaudited) ........................................32

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES

           REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors
Provident Financial Group, Inc.

We have  audited the  accompanying  supplemental  consolidated  balance sheets of Provident Financial Group, Inc., and subsidiaries  (formed as a result of the  consolidation of Provident  Financial Group,  Inc. and
Fidelity Financial of Ohio, Inc.) as of December 31, 1999 and 1998, and
the related supplemental  consolidated statements of income, changes in shareholders'  equity and cash flows for each of the three years in the period ended December 31, 1999. The supplemental consolidated financial statements give retroactive effect to the merger of Provident Financial
Group,  Inc. and Fidelity  Financial of Ohio, Inc. on February 4, 2000,
which has been  accounted for using the pooling of interests  method as
described  in  Note  1.  These  supplemental   consolidated   financial
statements  are  the  responsibility  of the  management  of  Provident
Financial Group,  Inc. Our  responsibility  is to express an opinion on these supplemental financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and  perform  the audit to obtain  reasonable  assurance  about whether the financial statements are free of material misstatement.  An audit  includes  examining,  on a test basis,  evidence  supporting the amounts and  disclosures  in the  financial  statements.  An audit also includes  assessing  the  accounting  principles  used and  significant estimates  made  by  management,  as  well as  evaluating  the  overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

Generally  accepted  accounting  principles  proscribe giving effect to consummated  business  combinations  accounting  for by the  pooling of interests  method in financial  statements that do not include the date of consummation.  These supplemental  consolidated financial statements do not extend  through the dates of  consummation;  however,  they will become the historical  consolidated  financial  statements of Provident
Financial  Group,  Inc. and  subsidiaries  after  financial  statements covering  the dates of  consummation  of the business  combination  are issued.

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES

In our opinion,  the  supplemental  consolidated  financial  statements referred  to  above  present  fairly,  in all  material  respects,  the consolidated financial position of Provident Financial Group, Inc., and subsidiaries  at  December  31,  1999 and  1998,  and the  consolidated results of their  operations and their cash flows for each of the three years in the period ended December 31, 1999,  after giving  retroactive effect to the merger with Fidelity Financial of Ohio, Inc. as described in Note 1, in conformity with accounting  principles generally accepted in the United States of America.

                                             /s/ ERNST & YOUNG LLP

Cincinnati, Ohio
October 30, 2000

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

                                                                 December 31,
                                                         ----------------------------
(Dollars in Thousands)                                        1999            1998
-------------------------------------------------------------------------------------
ASSETS
  Cash and Due from Banks ............................   $    292,134    $    272,826
  Federal Funds Sold and Reverse Repurchase Agreements         84,009          82,144
  Trading Account Securities .........................              -          50,333
  Investment Securities Available for Sale
   (amortized cost - $2,187,778 and $1,611,941) ......      2,111,037       1,598,083
  Loans and Leases:
    Corporate Lending:
      Commercial .....................................      3,990,923       3,277,940
      Mortgage .......................................        576,570         546,525
      Construction ...................................        559,797         450,552
      Lease Financing ................................        391,529         243,722
    Consumer Lending:
      Instalment .....................................        476,508         650,089
      Residential - Held for Sale ....................        653,679         710,326
      Lease Financing ................................        361,907         423,354
                                                         ------------    ------------
        Total Loans and Leases .......................      7,010,913       6,302,508
      Reserve for Loan and Lease Losses ..............        (94,045)        (78,867)
                                                         ------------    ------------
        Net Loans and Leases .........................      6,916,868       6,223,641
  Leased Equipment ...................................        171,258         167,006
  Premises and Equipment .............................        100,099          91,497
  Receivables from Securitization Trusts .............        355,222         104,896
  Other Assets .......................................        507,299         359,225
                                                         ------------    ------------
                                                         $ 10,537,926    $  8,949,651
                                                         ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
  Liabilities:
    Deposits:
      Noninterest Bearing ............................   $  1,185,245    $    679,297
      Interest Bearing ...............................      6,044,743       5,277,182
                                                         ------------    ------------
        Total Deposits ...............................      7,229,988       5,956,479
    Short-Term Debt ..................................        977,835         807,503
    Long-Term Debt ...................................        950,821       1,013,046
    Guaranteed Preferred Beneficial Interests in
     Company's Junior Subordinated Debentures ........        220,069          98,879
    Accrued Interest and Other Liabilities ...........        232,991         271,590
                                                         ------------    ------------
        Total Liabilities ............................      9,611,704       8,147,497
  Shareholders' Equity:
    Preferred Stock, 5,000,000 Shares Authorized:
     Series D, 70,272 Issued .........................          7,000           7,000
    Common Stock, No Par Value, 110,000,000 Shares
     Authorized, 48,619,073 and 47,829,827 Issued ....         14,410          14,150
    Capital Surplus ..................................        308,237         276,796
    Retained Earnings ................................        646,472         534,657
    Treasury Stock, 0 and 572,700 Shares .............              -         (21,425)
    Accumulated Other Comprehensive Loss .............        (49,897)         (9,024)
                                                         ------------    ------------
        Total Shareholders' Equity ...................        926,222         802,154
                                                         ------------    ------------
                                                         $ 10,537,926    $  8,949,651
                                                         ============    ============

See notes to supplemental consolidated financial statements.

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
             SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME

                                                     Year Ended December 31,
                                              -----------------------------------
(In Thousands, Except Per Share Data)            1999         1998         1997
---------------------------------------------------------------------------------
Interest Income:
 Interest and Fees On Loans and Leases ....   $ 616,233    $ 578,867    $ 545,030
 Interest on Investment Securities ........     109,894      105,421       84,464
 Other Interest Income ....................       4,588        9,663        2,152
                                              ---------    ---------    ---------
   Total Interest Income ..................     730,715      693,951      631,646
Interest Expense:
 Interest on Deposits:
  Savings and Demand Deposits .............      59,057       53,917       30,870
  Time Deposits ...........................     209,743      199,128      222,585
                                              ---------    ---------    ---------
   Total Interest on Deposits .............     268,800      253,045      253,455
 Interest on Short-Term Debt ..............      59,729       70,958       35,640
 Interest on Long-Term Debt ...............      52,354       50,237       46,753
 Interest on Junior Subordinated Debentures      13,200        8,662        8,662
                                              ---------    ---------    ---------
  Total Interest Expense ..................     394,083      382,902      344,510
                                              ---------    ---------    ---------
   Net Interest Income ....................     336,632      311,049      287,136
Provision for Loan and Lease Losses .......     (48,417)     (31,597)     (45,119)
                                              ---------    ---------    ---------
 Net Interest Income After Provision for
  Loan and Lease Losses ...................     288,215      279,452      242,017
Noninterest Income:
 Service Charges on Deposit Accounts ......      32,724       28,369       25,856
 Other Service Charges and Fees ...........      70,678       44,172       29,371
 Operating Lease Income ...................      40,902       37,481       26,207
 Warrant Gains ............................       9,147       15,354       12,782
 Gain on Sales of Loans and Leases ........      98,869       63,969       54,354
 Security Gains ...........................          71       13,044        9,980
 Other ....................................      20,273       23,103       16,349
                                              ---------    ---------    ---------
  Total Noninterest Income ................     272,664      225,492      174,899
Noninterest Expenses:
 Salaries, Wages and Benefits .............     153,397      131,779      108,717
 Depreciation on Operating Lease Equipment       23,076       21,662       17,667
 Occupancy ................................      18,951       18,468       14,326
 Professional Fees ........................      20,163       19,737       16,178
 Equipment Expense ........................      24,614       21,820       16,395
 Charges and Fees .........................      15,679       14,896       13,206
 Special Charges and Exit Costs ...........       4,200       22,005            -
 Other ....................................      66,910       66,949       54,663
                                              ---------    ---------    ---------
  Total Noninterest Expenses ..............     326,990      317,316      241,152
                                              ---------    ---------    ---------
Income Before Income Taxes ................     233,889      187,628      175,764
Applicable Income Taxes ...................      82,940       65,201       61,049
                                              ---------    ---------    ---------
  Net Income ..............................   $ 150,949    $ 122,427    $ 114,715
                                              =========    =========    =========

Basic Earnings Per Common Share ...........   $    3.18    $    2.57    $    2.51
Diluted Earnings Per Common Share .........        3.08         2.48         2.38

See notes to supplemental consolidated financial statements.

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                     Accumulated
                                                                                        Other
(In Thousands,              Preferred    Common    Capital    Retained   Treasury   Comprehensive
 Except Per Share Data)       Stock      Stock     Surplus    Earnings     Stock    Income/(Loss)      Total
--------------------------------------------------------------------------------------------------------------
Balance at January 1, 1997 .   $7,000   $13,318   $211,949   $ 370,812    $     -        $  4,220    $ 607,299

Net Income .................                                   114,715                                 114,715
Change in Unrealized
 Gains (Losses) on
 Marketable Securities .....                                                               (3,946)      (3,946)
                                                                                                     ---------
Comprehensive Income .......                                                                           110,769
Cash Dividends Declared
 on Common Stock,
 $.72 Per Share ............                                   (37,427)                                (37,427)
Cash Dividends Declared
 on Preferred Stock,
 $10.13 Per Share ..........                                      (712)                                   (712)
Exercise of Stock Options ..                223     15,928                                              16,151
Acquisitions ...............                286     20,105       2,702                        143       23,236
Other ......................                          (404)          9                                    (395)
                               ------   -------   --------   ---------    -------        --------    ---------
Balance at December 31, 1997    7,000    13,827    247,578     450,099          -             417      718,921

Net Income .................                                   122,427                                 122,427
Change in Unrealized
 Gains (Losses) on
 Marketable Securities .....                                                               (9,441)      (9,441)
                                                                                                     ---------
Comprehensive Income .......                                                                           112,986
Cash Dividends Declared
 on Common Stock,
 $.80 Per Share ............                                   (37,079)                                (37,079)
Cash Dividends Declared
 on Preferred Stock,
 $11.25 Per Share ..........                                      (790)                                   (790)
Principal Payments on Loans/
 Amortization of Expense
 Related to Employee Stock
 Benefit Plans .............                           397                                                 397
Exercise of Stock Options ..                298     25,693                                              25,991
Purchase of Treasury Stock .                                              (21,425)                     (21,425)
Distribution of Contingent
 Shares for Prior Year
 Acquisition ...............                 25      3,128                                               3,153
                               ------   -------   --------   ---------    -------        --------    ---------
Balance at December 31, 1998    7,000    14,150    276,796     534,657    (21,425)         (9,024)     802,154

Net Income .................                                   150,949                                 150,949
Change in Unrealized
 Gains (Losses) on
 Marketable Securities .....                                                              (40,873)     (40,873)
                                                                                                     ---------
Comprehensive Income .......                                                                           110,076
Cash Dividends Declared
 on Common Stock,
 $.88 Per Share ............                                   (40,100)                                (40,100)
Cash Dividends Declared
 on Preferred Stock,
 $12.38 Per Share ..........                                      (870)                                   (870)
Principal Payments on Loans/
 Amortization of Expense
 Related to Employee Stock
 Benefit Plans .............                           918          57                                     975
Exercise of Stock Options ..                 68      4,619                                               4,687
Purchase of Treasury Stock .                                               (8,645)                      (8,645)
Acquisition ................                169     22,191       1,779     30,070                       54,209
Distribution of Contingent
 Shares for Prior Year
 Acquisition ...............                 23      3,232                                               3,255
Deferred Compensation Tax
 Adjustment ................                           481                                                 481
                               ------   -------   --------   ---------    -------        --------    ---------
Balance at December 31, 1999   $7,000   $14,410   $308,237   $ 646,472    $     -        $(49,897)   $ 926,222
                               ======   =======   ========   =========    =======        ========    =========

See notes to supplemental consolidated financial statements.

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
           SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    Year Ended December 31,
                                                          -----------------------------------------
(In Thousands)                                                1999           1998           1997
---------------------------------------------------------------------------------------------------
Operating Activities:
 Net Income ...........................................   $   150,949    $   122,427    $   114,715
 Adjustments to Reconcile Net Income to
  Net Cash Provided by Operating Activities:
   Provision for Loan and Lease Losses ................        48,417         31,597         45,119
   Amortization of Goodwill ...........................         2,371          2,489          2,517
   Other Amortization and Accretion ...................       (18,925)       (10,043)        (2,508)
   Depreciation of Leased Equipment
    and Premises and Equipment ........................        44,119         39,678         30,731
   Realized Investment Security Gains .................           (71)       (13,044)        (9,980)
   Proceeds From Sale of Loans Held for Sale ..........     2,483,213      1,384,836      1,189,857
   Origination of Loans Held for Sale .................    (2,460,853)    (1,468,591)      (952,060)
   Realized Gains on Residential Loans Held for Sale ..       (75,389)       (41,704)       (43,716)
   (Increase) Decrease in Trading Account Securities ..        15,737        (15,737)             -
   (Increase) Decrease in Interest Receivable .........       (18,460)       (10,153)           547
   Increase in Other Assets ...........................       (48,084)       (32,465)      (148,552)
   Increase (Decrease) in Interest Payable ............        (2,640)         3,456           (275)
   Deferred Income Taxes ..............................        17,935           (825)        18,501
   Increase (Decrease) in Other Liabilities ...........       (43,962)        66,534          1,909
                                                          -----------    -----------    -----------
    Net Cash Provided by Operating Activities .........        94,357         58,455        246,805
                                                          -----------    -----------    -----------
Investing Activities:
 Investment Securities Available for Sale:
  Proceeds from Sales .................................       427,275      4,101,350      2,320,083
  Proceeds from Maturities and Prepayments ............       259,415        737,624        147,904
  Purchases ...........................................      (814,706)    (4,846,791)    (2,663,913)
 Increase in Receivables Due From Securitization Trusts      (250,326)      (104,896)             -
 Proceeds from Sale-Leaseback Transactions ............       858,815        351,185        330,000
 Net Increase in Loans and Leases .....................    (1,735,628)      (923,422)      (307,719)
 Net Increase in Operating Lease Equipment ............       (27,327)       (76,273)       (34,918)
 Net Increase in Premises and Equipment ...............       (27,140)       (23,402)       (31,361)
 Acquisitions .........................................           791              -         13,632
                                                          -----------    -----------    -----------
  Net Cash Used in Investing Activities ...............    (1,308,831)      (784,625)      (226,292)
                                                          -----------    -----------    -----------
Financing Activities:
 Net Increase in Deposits of Securitization Trusts ....       294,843        131,623              -
 Net Increase (Decrease) in Deposits ..................       787,862        467,784        (54,344)
 Net Increase (Decrease) in Short-Term Debt ...........       204,928        (34,718)       207,805
 Principal Payments on Long-Term Debt .................      (232,974)      (101,508)      (284,953)
 Proceeds from Issuance of Long-Term Debt and
  Company's Junior Subordinated Debentures ............       225,435        344,973        141,790
 Cash Dividends Paid ..................................       (40,970)       (37,869)       (38,139)
 Purchase of Treasury Stock ...........................        (8,645)       (21,425)             -
 Proceeds from Exercise of Stock Options ..............         4,687         25,991         16,151
 Net Increase in Other Equity Items ...................           481              -           (395)
                                                          -----------    -----------    -----------
  Net Cash Provided by (Used In) Financing Activities .     1,235,647        774,851        (12,085)
                                                          -----------    -----------    -----------
   Increase in Cash and Cash Equivalents ..............        21,173         48,681          8,428
Cash and Cash Equivalents at Beginning of Period ......       354,970        306,289        297,861
                                                          -----------    -----------    -----------
   Cash and Cash Equivalents at End of Period .........   $   376,143    $   354,970    $   306,289
                                                          ===========    ===========    ===========

Supplemental Disclosures of Cash Flow Information:
 Cash Paid for:
  Interest ............................................   $   396,093    $   379,536    $   345,071
  Income Taxes ........................................        47,120         39,901         29,961
 Non-Cash Activity:
  Transfer of Loans and Premises and Equipment
   to Other Real Estate ...............................         5,470          3,474         13,121
  Common and Treasury Stock Issued in Acquisitions ....        54,209              -         20,391
  Residual Interest in Securitized Assets
   Created from the Sale of Loans .....................       220,566        137,319        106,269

See notes to supplemental consolidated financial statements.

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

NOTE   1.   -   ORGANIZATION   AND   ACQUISITIONS:   Provident   is   a
Cincinnati-based  bank  holding  company  which owns and  operates  two banking subsidiaries, The Provident Bank and Provident Bank of Florida.
(The  Provident  Bank of Kentucky was merged into The Provident Bank on
March 23, 1998.) While Provident  banking  subsidiaries  are located in
Ohio,  northern Kentucky and southwest Florida, it provides services to customers on a national basis.

In February, 2000, Provident acquired Fidelity Financial of Ohio, Inc., a holding  company for Centennial  Bank for  approximately  4.6 million shares of Provident  Common  Stock having an aggregate  value of $151.7 million.  Centennial  operated  fifteen  banking centers in the greater
Cincinnati  metropolitan  area and held deposits of approximately  $590 million.  The merger was accounted for as a  pooling-of-interests.  The supplemental  consolidated  financial statements and accompanying notes have been  restated to include the accounts and  operations of Fidelity
Financial  for all periods  presented.  The  supplemental  consolidated financial statements will become the historical  consolidated financial statements of Provident after financial statements covering the date of consummation of the transaction are issued.

In December 1999,  Provident purchased OHSL Financial Corp., the parent of Oak Hills  Savings and Loan Company,  F.A.,  for  approximately  1.4 million shares of Provident  Common Stock having an aggregate  value of
$54.2 million. Oak Hills, which had six branches located in Cincinnati, was merged with The Provident  Bank. The  acquisition was accounted for as  a  purchase  transaction  with  $29.6  million  of  goodwill  being
recorded.   Pro-forma   results  of   operations  as  though  the  OHSL
acquisition  had  occurred  at the  beginning  of the  period  are  not provided  due to the  immaterial  effects it would have on  Provident's supplemental financial statements taken as a whole.

NOTE  2.  -  ACCOUNTING  POLICIES:   The  following  is  a  summary  of
significant accounting policies:

BASIS  OF  PRESENTATION:   The  supplemental   consolidated   financial
statements include the accounts of Provident and its subsidiaries,  all of which are wholly owned. Certain estimates are required to be made by
management  in  the  preparation  of  the   supplemental   consolidated
financial  statements.  Actual results may differ from those estimates.
All  significant  intercompany  balances  and  transactions  have  been eliminated.  Certain reclassifications have been made to conform to the current year presentation.

STATEMENTS  OF CASH FLOWS:  For cash flow  purposes,  cash  equivalents include  amounts  due from banks and  federal  funds  sold and  reverse repurchase  agreements.  Generally,  federal  funds  sold  and  reverse repurchase agreements are purchased and sold for one-day periods.

SECURITIES: Securities are classified as available for sale or trading.
Securities classified as available for sale are intended to be held for indefinite  periods of time.  These securities are stated at fair value with unrealized  gains and losses (net of taxes) reported as a separate component of shareholders' equity.

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

Securities  purchased  with the  intention  of selling them in the near term are  classified as trading.  These  securities are carried at fair value  with  unrealized  gains  and  losses  included  in  "Noninterest
Income".  The specific  identification  method is used for  determining gains and losses from securities transactions.

LOANS AND LEASES:  Loans are generally  stated at the principal  amount outstanding, net of unearned income. Loans that are intended to be sold within a short period of time are  classified  as held for sale.  Loans held for sale are  reported  at the lower of  aggregate  cost or market value.  Interest  on loans is  computed  on the  outstanding  principal balance.  The portion of loan fees which  exceeds  the direct  costs to originate the loan is deferred and  recognized as interest  income over the actual lives of the related  loans using the interest  method.  Any premium or discount applicable to specific loans purchased is amortized over the remaining lives of such loans using the interest method. Loans are generally placed on nonaccrual status when the payment of principal and/or interest is past due 90 days or more. However,  instalment loans are not placed on nonaccrual status because they are charged off in the month the loans  reach 120 days past due. In  addition,  loans that are well  secured  and in the  process  of  collection  are not  placed  on nonaccrual  status.  When a loan is placed on  nonaccrual  status,  any interest  income  previously  recognized  that has not been received is reversed.  Future  interest  income is recorded  only when a payment is received.  Provident generally recognizes income on impaired loans on a cash basis.

Unearned income on direct  financing leases is amortized over the terms of the leases  resulting in an approximate  level rate of return on the net investment in the leases.  Income from leveraged lease transactions is  recognized  using a method  that  yields a level  rate of return in relation to  Provident's  net  investment in the lease.  The investment includes the sum of the aggregate rentals  receivable and the estimated residual value of leased equipment less unearned income and third party debt on leveraged  leases.  Commercial  leases are generally  placed on nonaccrual  status  when  payments  are past due 90 days or more  while consumer leases are generally charged off in the month the leases reach
120 days past due.

LOAN AND LEASE LOSS  RESERVE:  The reserve for loan and lease losses is maintained  to absorb  losses in the  lending  portfolio.  Management's determination  of the  adequacy  of the  reserve is based on reviews of specific loans and leases,  credit loss  experience,  general  economic conditions  and other  pertinent  factors.  The reserve is increased by charges to earnings, as provisions for loan and lease losses. Loans and leases  deemed  uncollectible  are  charged off and  deducted  from the reserve and recoveries on loans and leases  previously  charged off are added to the reserve.

Provident  considers a commercial  nonperforming loan to be an impaired loan when it is probable  that all  amounts  due will not be  collected according to the  contractual  terms of the loan  agreement.  Provident measures  the value of an impaired  loan based on the present  value of expected future cash flows discounted at the loan's effective  interest

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

rate or, if more practical,  at the loan's  observable market price, or the fair value of the collateral if the loan is collateral dependent.

LOAN   SECURITIZATIONS:    Provident   actively   sells   nonconforming
residential  loans,  home  equity  loans,  credit  cards and  leases as securities to investors.  As required by SFAS No. 125,  "Accounting for
Transfers  and  Servicing of Financial  Assets and  Extinguishments  of
Liabilities", gains or losses for nonconforming residential loans, home equity loans and credit card  securitizations are determined based on a present value calculation of future cash flows of the underlying loans, net of interest payments to security holders,  loan loss and prepayment assumptions  and  servicing  revenue.  These net cash flows,  which are represented by a retained interest in securitized  assets, are included in "Investment Securities Available for Sale".

Gains  and  losses  on  the  securitization  of  equipment  leases  are determined  based on the  difference  between the sale proceeds and the carrying value of loans sold net of its allocated loan loss reserve.

LEASED  EQUIPMENT  AND PREMISES AND  EQUIPMENT:  Leased  equipment  and premises  and  equipment  are  stated  at cost  less  depreciation  and amortization that are computed  principally on the straight-line method over the  estimated  useful lives of the assets.  Leased  equipment and
premises  and   equipment   are  reviewed   for   impairment   whenever
circumstances indicate that the carrying value of the assets may not be recoverable.  An  impairment  loss  is  recorded  when  the  sum of the expected  future  cash  flows is less than the  carrying  amount of the assets.

OTHER REAL ESTATE:  Other real estate acquired through partial or total satisfaction  of loans is  recorded  at the lower of cost or fair value and is included in "Other Assets". Provident's policy is to include the unpaid  balance of  applicable  loans in the cost of other real estate.
However,  in no case is the carrying value of real estate owned greater than fair value.

INTANGIBLES:  The excess of the  purchase  price over net  identifiable
tangible  and  intangible   assets  acquired  in  a  purchase  business
combination (goodwill) is included in other assets. Goodwill related to acquisitions is amortized over varying periods not exceeding 25 years.

STOCK-BASED  COMPENSATION:  SFAS No. 123,  "Accounting  for Stock-Based
Compensation"  encourages,  but does not  require,  adoption  of a fair value-based  accounting  method for stock-based  employee  compensation plans.  Provident elected to continue its accounting in accordance with
APB Opinion No. 25, "Accounting for Stock Issued to Employees", whereby no  compensation  expense  is  recognized  for the  granting  of  stock options.

INCOME TAXES:  Provident files a consolidated federal income tax return that includes all of its subsidiaries.  Subsidiaries provide for income taxes  on a  separate-return  basis  and  remit  to  Provident  amounts determined to be currently payable.

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

DERIVATIVE FINANCIAL INSTRUMENTS: Provident employs derivatives such as interest rate swaps,  interest rate caps, financial futures and forward contracts  to  manage  the  interest  sensitivity  of  certain  on  and off-balance  sheet assets and  liabilities.  The net interest income or expense  on  interest  rate  swaps  is  accrued  and  recognized  as an adjustment to the interest  income or expense of the  associated on and off-balance  sheet  asset or  liability.  Realized  gains and losses on interest rate swap  transactions used to manage interest rate risk that are terminated  prior to maturity are deferred and amortized as a yield adjustment over the remaining original life of the agreement.  Deferred gains and losses are recorded in "Other  Assets" and "Accrued  Interest and Other  Liabilities",  as  applicable.  At December 31, 1999,  these unamortized amounts were immaterial.  Futures and forward contracts are also used to manage  exposure  to changes in interest  rates.  Realized gains  and  losses  on  futures  and  forward  contracts  used for risk management are deferred.  These deferred items are either  amortized to interest  income or expense over the life of the assets and liabilities they are associated with, or are recognized as a component of income in the period of disposition of the assets and liabilities.

SFAS No.  133,  "Accounting  for  Derivative  Instruments  and  Hedging
Activities",  as amended by SFAS No. 137,  "Accounting  for  Derivative
Instruments and Hedging Activities -- Deferral of the Effective Date of
FASB  Statement No. 133" becomes  effective for fiscal years  beginning after June 15, 2000.  This SFAS  establishes  accounting  and reporting standards for  derivative  instruments,  including  certain  derivative instruments embedded in other contracts, and for hedging activities. It requires that derivatives be recognized as either assets or liabilities in the  balance  sheet and that those  instruments  be measured at fair value. The accounting for the gain or loss resulting from the change in fair  value  depends  on the  intended  use of  the  derivative.  For a derivative used to hedge changes in fair value of a recognized asset or liability, or an unrecognized firm commitment,  the gain or loss on the derivative will be recognized in earnings  together with the offsetting loss or gain on the hedged item.  This results in earnings  recognition only  to  the  extent  that  the  hedge  is  ineffective  in  achieving offsetting  changes  in fair  value.  For  derivative  instruments  not accounted  for as  hedges,  changes in fair  value are  required  to be recognized in earnings.

Generally,  Provident  uses its  derivatives  as  hedging  instruments.
Management  believes that its hedges are highly  effective and that the adoption  of this SFAS will not have a material  impact on  Provident's financial position or the results of its operations.

COMPREHENSIVE  INCOME: SFAS No. 130, "Reporting  Comprehensive  Income"
establishes standards for the reporting of comprehensive income and its components.  Comprehensive income includes net income and certain items that are reported directly within a separate component of stockholders'
equity  and bypass  net  income.  The  provisions  of this SFAS  became
effective   in  1998  and  are   disclosed   within  the   Supplemental
Consolidated   Statements   of   Changes   in   Shareholders'   Equity.
Implementation  of  this  statement  had no  impact  on net  income  or shareholders' equity.

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - INVESTMENT SECURITIES: The amortized cost and estimated market values of securities available for sale at December 31 were as follows:

                                                       Gross          Gross        Estimated
                                       Amortized    Unrealized     Unrealized        Market
(In Thousands)                            Cost         Gains         Losses          Value
--------------------------------------------------------------------------------------------
1999:
  U.S. Treasury and Federal Agency
    Debentures ...................   $   240,991        $    -       $ (7,843)   $   233,148
  State and Political Subdivisions         1,897             -            (17)         1,880
  Mortgage-Backed Securities .....     1,470,270            17        (61,720)     1,408,567
  Asset-Backed Securities ........       104,700             1         (4,948)        99,753
  Other Securities ...............       369,920            10         (2,241)       367,689
                                     -----------        ------       ---------   -----------
                                     $ 2,187,778        $   28       $(76,769)   $ 2,111,037
                                     ===========        ======       ========    ===========
1998:
  U.S. Treasury and Federal Agency
    Debentures ...................   $   159,741        $   46       $ (1,445)   $   158,342
  State and Political Subdivisions         2,014             -            (19)         1,995
  Mortgage-Backed Securities .....     1,125,574         1,061        (11,200)     1,115,435
  Asset-Backed Securities ........       247,311           319         (1,775)       245,855
  Other Securities ...............        77,301            32           (877)        76,456
                                     -----------        ------       ---------   -----------
                                     $ 1,611,941        $1,458       $(15,316)   $ 1,598,083
                                     ===========        ======       ========    ===========

Investment  securities  with a carrying value of  approximately  $776.6 million and $690.2 million at December 31, 1999 and 1998, respectively, were  pledged  as  collateral  to secure  public  and  trust  deposits, repurchase  agreements,  Federal  Home  Loan  Bank  ("FHLB")  advances, interest rate swap agreements and for other purposes.

In 1999,  1998 and 1997 gross gains of $.5 million,  $14.5  million and
$12.8  million and gross losses of $.4 million,  $1.5 million and $2.8, respectively,  were  realized on the sale of  securities  available for sale.

Mortgage-backed  and  asset-backed  securities are shown below based on
their  estimated   average  lives  at  December  31,  1999.  All  other
securities are shown by contractual maturity.  Expected maturities will differ from contractual maturities because borrowers may have the right to call  or  prepay  obligations  with or  without  call or  prepayment penalties.

                                Amortized      Estimated
(In Thousands)                     Cost      Market Value
---------------------------------------------------------
Due in one year or less ....   $  498,193     $  497,637
Due after 1 through 5 years     1,015,358        980,672
Due after 5 through 10 years      551,364        512,961
Due after 10 years .........      122,863        119,767
                               ----------     ----------
   Total ...................   $2,187,778     $2,111,037
                               ==========     ==========

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

Included  in  investment   securities  are  the  retained  interest  in
securitized assets representing the present value of net cash flows due to Provident  from loan  securitizations  and sales.  Components of the retained interest in securitized assets and the underlying  assumptions follow:

                                                        Nonconforming      Prime
(In Thousands)                                            Residential   Home Equity
-----------------------------------------------------------------------------------
Estimated Cash Flows of Underlying Loans, Net of
  Payments to Certificate Holders .......................   $ 497,560     $  32,270
Less:
  Estimated Credit Loss .................................     (19,904)         (711)
  Servicing and Insurance Expense .......................     (54,918)       (4,569)
  Discount to Present Value .............................     (66,538)       (3,235)
                                                            ---------     ---------
Carrying Value of Retained Interest in Securitized Assets   $ 356,200     $  23,755
                                                            =========     =========

                                        1999             Weighted Average of
                                   ---------------       All Securitizations
                                   Securitizations   ---------------------------
                                    Nonconforming    Nonconforming     Prime
                                     Residential      Residential    Home Equity
                                   ---------------------------------------------
Assumptions Used:
 Prepayment Speed:
  Initial Rate .................           13.41%           12.04%        10.00%
  Peak Rate ....................           35.00%           32.30%        30.00%
   Calculated Weighted Average
    Life of the Loan Portfolios         2.4 Years        2.7 Years     2.1 Years
 Estimated Credit Losses:
  Annual Basis .................            1.10%            1.08%         0.19%
  Percentage of Original Balance            2.70%            2.97%         0.41%
 Discount Rate .................           12.00%           11.85%        10.27%

Estimated  credit  losses for pre-1998  securitizations  are  contained within the RISA.  Since the  beginning of 1998,  Provident has provided for  credit  enhancements  to its  securitizations  in the form of cash reserve accounts that are funded at closing. Credit losses are absorbed directly  against these cash reserves.  The remaining funds not used to cover  such  losses  are  returned  to  Provident  over the term of the
securitization.   The  balances  of  "Receivables  from  Securitization
Trusts"  on the  Supplemental  Consolidated  Balance  Sheets  represent management's estimate of the cash reserves to be returned to Provident.

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - LEASING:  Provident  originates leases which are classified as either  finance leases or operating  leases,  based on the terms of the lease  arrangement.  When a lease is classified as a finance lease, the future  lease  payments,  net of  unearned  income,  and the  estimated residual  value of the leased  property at the end of the lease term is recorded as an asset under "Loans and Leases".  The amortization of the unearned  income  is  recorded  as  interest  income.  When a lease  is
classified  as  an  operating  lease,  the  leased  property,   net  of
depreciation,  is recorded as "Leased Equipment".  The rental income is recorded as  noninterest  income while the  depreciation  on the leased property is recorded as noninterest expense.

Commercial  lease  financing  includes  the leasing of  transportation, manufacturing,  construction, communication, data processing and office equipment.  The  majority  of  the  leases  are  classified  as  direct financing  leases,  with expiration  dates over the next 1 to 10 years.
Rental  receivable  at December 31, 1999 and 1998 include $41.4 million and $20.9 million,  respectively, for leveraged leases, which is net of principal and interest on the nonrecourse  debt. The residual values on the  leveraged  leases  that  were  entered  into are  estimated  to be approximately  $81.6 million and $50.6 million in total at December 31,
1999 and 1998, respectively.

Consumer lease financing is the leasing of automobiles.  The leases are classified as direct financing  leases,  with expiration dates over the next 1 to 7 years.

The components of the net investment in lease  financing at December 31 were as follows:

                                               1999                      1998
                                     -----------------------   -----------------------
(In Thousands)                       Commercial    Consumer    Commercial    Consumer
--------------------------------------------------------------------------------------
Rentals Receivable ................   $ 318,054    $ 183,718    $ 172,251    $ 194,378
Leases in Process .................      48,798       12,947       37,509       33,804
Estimated Residual Value of
  Leased Assets ...................     115,295      234,741       97,982      239,826
                                      ---------    ---------    ---------    ---------
                                        482,147      431,406      307,742      468,008
Less:  Unearned Income ............     (90,618)     (69,499)     (64,020)     (44,654)
                                      ---------    ---------    ---------    ---------
  Net Investment in Lease Financing   $ 391,529    $ 361,907    $ 243,722    $ 423,354
                                      =========    =========    =========    =========

The following is a schedule by year of future minimum lease payments to be received for the next five years as of December 31, 1999:

(In Thousands)    Commercial   Consumer
---------------------------------------
2000 ...........    $ 88,772   $ 61,374
2001 ...........      58,603     46,180
2002 ...........      53,070     34,005
2003 ...........      36,985     24,924
2004 ...........      26,639     13,530
Thereafter .....      53,985      3,705
                    --------   --------
Total ..........    $318,054   $183,718
                    ========   ========

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

Operating  leases consist of the leasing of  transportation  equipment, manufacturing  equipment,  data  processing  and  office  equipment  to commercial  clients.  Terms of the leases range from 1 to 10 years.  At the expiration of an operating  lease, the leased property is generally sold or another lease agreement is initiated.  Accumulated depreciation of the operating lease equipment was $53.2 million and $45.6 million as of December 31, 1999 and 1998,  respectively.  The future gross minimum rentals, by year, under  noncancelable  leases for the rental of leased equipment  are $33.3 million for 2000;  $29.5  million for 2001;  $25.7 million for 2002;  $19.8  million for 2003;  $15.2 million for 2004 and
$15.9 million thereafter.

In  addition  to the leases  discussed  above,  Provident  sold  $858.8 million and $351.2  million of vehicles,  which had been  classified as
finance  leases,  to  institutional   investors  under   sale-leaseback
transactions during 1999 and 1998,  respectively.  Under terms of these transactions,  Provident  continues to collect rental payments from its
original   lessees.   Provident,   as  lessee  in  the   sale-leaseback
transactions,  is  accounting  for the  leaseback of these  vehicles as operating  leases.  Differences  between the rentals  received from the original  lessees and the rentals paid to the investors are recorded as noninterest income.

NOTE 5 - RESERVE FOR LOAN AND LEASE LOSSES: The changes in the loan and lease loss reserve for the years ended December 31 were as follows:

(In Thousands)                           1999         1998         1997
-------------------------------------------------------------------------
Balance at Beginning of Period ....   $  78,867    $  74,615    $  68,961
Provision for Loan and Lease Losses
  Charged to Earnings .............      48,417       31,597       45,119
Acquired Reserves .................       1,263            -        1,814
Recoveries Credited to the Reserve       12,788        9,845       10,128
                                      ---------    ---------    ---------
                                        141,335      116,057      126,022
Losses Charged to the Reserve .....     (47,290)     (37,190)     (51,407)
                                      ---------    ---------    ---------
  Balance at End of Period ........   $  94,045    $  78,867    $  74,615
                                      =========    =========    =========

The following table shows  Provident's  investment in impaired loans as defined under SFAS No. 114 as amended by SFAS No. 118:

(In Thousands)                                        1999      1998
----------------------------------------------------------------------
Impaired Loans Requiring a Valuation Allowance of
 $13.3 Million in 1999 and $10.7 Million in 1998 .   $30,469   $19,292
Impaired Loans Not Requiring a Valuation Allowance     2,000     2,000
                                                     -------   -------
   Total Impaired Loans ..........................   $32,469   $21,292
                                                     =======   =======

Average Balance of Impaired Loans for the Year ...   $30,990   $17,158

The valuation  allowance  recorded on impaired loans is included in the reserve for loan losses.

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

Loans and leases on  nonaccrual  status at December 31, 1999,  1998 and
1997 were $55.7 million, $45.0 million and $47.4 million, respectively.
Loans  renegotiated  to provide a reduction  or deferral of interest or principal were $1,541,000,  $371,000 and $830,000 at December 31, 1999,
1998 and 1997, respectively.

NOTE 6 - PREMISES AND EQUIPMENT: The following is a summary of premises and equipment at December 31:

(In Thousands)                          1999         1998
-----------------------------------------------------------
Land .............................   $  12,290    $  12,105
Buildings ........................      38,537       33,952
Leasehold Improvements ...........      14,061       12,736
Furniture and Fixtures ...........     137,306      122,296
                                     ---------    ---------
                                       202,194      181,089
Less Depreciation and Amortization    (102,095)     (89,592)
                                     ---------    ---------
  Total ..........................   $ 100,099    $  91,497
                                     =========    =========

Rent  expense  for all bank  premises  and  equipment  leases was $12.9 million,  $11.6  million  and  $8.7  million  in 1999,  1998 and  1997,
respectively.   The  future  gross  minimum  rentals,  by  year,  under
noncancelable leases for the rental of premises and equipment are $11.6 million in 2000,  $10.6  million in 2001,  $9.8  million in 2002,  $9.4 million in 2003, $8.2 million in 2004 and $29.6 million thereafter.

NOTE 7 - SHORT-TERM DEBT: Short-term debt was as follows:

(Dollars in Thousands)                                   1999          1998          1997
--------------------------------------------------------------------------------------------
Year End Balance:
  Federal Funds Purchased and Repurchase Agreements   $  774,551    $  560,712    $  602,588
  Commercial Paper ................................      201,784       245,291       202,018
  U.S. Treasury Demand Notes ......................        1,500         1,500         1,519
Weighted Average Interest Rate at Year End:
  Federal Funds Purchased and Repurchase Agreements         4.35%         4.44%         5.68%
  Commercial Paper ................................         5.09          4.50          5.33
  U.S. Treasury Demand Notes ......................         4.52          4.18          5.25
Maximum Amount Outstanding at Any Month End:
  Federal Funds Purchased and Repurchase Agreements   $1,261,003    $1,627,934    $  687,374
  Commercial Paper ................................      229,058       259,925       202,018
  U.S. Treasury Demand Notes ......................        1,500         1,500         2,746

At December 31,  1999,  Provident  had $200 million in general  purpose lines of credit with unaffiliated  banks. As of January 18, 2000, these lines had not been used.

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - LONG-TERM DEBT: Long-term debt consisted of the following:

                                                                            December 31,
                                      Stated   Effective   Maturity   -----------------------
(Dollars in Thousands)                Rate(1)   Rate (2)     Date         1999         1998
---------------------------------------------------------------------------------------------
Provident Financial Group (Parent):
 Miscellaneous Notes Payable ......   Various    Various    Various   $    1,759   $    2,617
Subsidiaries:
 $1.5 Billion Bank Notes Program:
   Fixed Rate Senior Notes ........      6.13%      6.95%      2000      299,861      299,716
   Fixed Rate Senior Notes ........      7.17       6.19       2005       12,500       12,500
 Notes Payable to
  Federal Home Loan Bank:
   Fixed Rate Notes ...............      5.51       5.51       2008      134,000      144,000
   Fixed Rate Notes ...............      6.07       6.07       2000       19,500       16,500
   Fixed Rate Notes ...............      5.71       5.71       2001       12,000       12,000
   Fixed Rate Notes ...............      5.85       5.85       2007        8,000        2,000
   Fixed Rate Notes ...............      5.42       5.42       1999            -      108,500
   LIBOR Based Notes ..............      5.23       5.23       1999            -       11,000
   Fixed Rate Notes ...............   Various    Various    Various       41,915       23,003
   Floating Rate Notes ............   Various    Various       2000       68,000            -
 Subordinated Notes:
   Fixed Rate Notes ...............      6.38       6.52       2004       99,737       99,672
   Fixed Rate Notes ...............      7.13       7.09       2003       74,964       74,953
 Debt Secured by Auto Leases:
   Fixed Rate Notes ...............      5.74       5.72       2004       77,270       87,033
   Fixed Rate Notes ...............      5.35       5.35       2006       35,109       45,000
   Fixed Rate Notes ...............      5.77       5.77       2005       24,398       26,412
   Fixed Rate Notes ...............      5.84       5.83       2004       19,291       21,259
   Fixed Rate Notes ...............      6.62       6.62       2005       12,538       13,923
 Debt Secured by Equipment Leases:
   Fixed Rate Notes ...............   Various    Various    Various        9,979       12,958
                                                                      ----------   ----------
                                                                         949,062    1,010,429
                                                                      ----------   ----------
      Total .......................                                   $  950,821   $1,013,046
                                                                      ==========   ==========

(1) Stated rate reflects interest rate on notes as of December 31, 1999.
(2) Effective rate reflects interest rate paid as of December 31, 1999 after adjustments for notes issued at discount or premium, capitalized fees associated with the issuance of the debt and interest rate swap agreements entered to alter the payment characteristics.

Under Provident  Bank's amended $1.5 Billion Bank Notes program,  notes can be issued  with  either  fixed or  floating  rates.  The Bank Notes program was  increased  from $1.0 billion to $1.5 billion in July 1999.
The notes are not secured nor does the FDIC insure  them.  Subordinated notes  qualify as Tier 2 capital while senior notes do not. At December
31, 1999, $1.2 billion was available under this program.

The notes payable to the Federal Home Loan Bank are  collateralized  by investment securities and residential loans with a book value of $421.4 million.  They are  subordinated  to the claims of depositors and other creditors of Provident and are not insured by the FDIC.

The 6.38%  Subordinated  Notes,  which qualify as Tier 2 capital,  were issued through an underwritten offering in 1994 by Provident Bank. They are  subordinated  to the claims of depositors  and other  creditors of
Provident Bank and are not insured by the FDIC. The 7.13%  Subordinated
Notes,  which also  qualify as Tier 2 capital,  were  issued in 1993 by
Provident Bank.

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

Provident    borrowed   $222.7   million   through   on-balance   sheet
sale-leaseback  transactions with various investors. Auto leases within the consumer lease financing portfolio secure the borrowings.  The debt calls for principal payments throughout the life of the borrowings.  As of December 31, 1999, $168.6 million remains outstanding.

As of December 31, 1999, scheduled principal payments on long-term debt for the following five years were as follows:

(In Thousands)                       2000       2001       2002       2003       2004
--------------------------------------------------------------------------------------
Provident Financial Group, Inc.   $    520   $    450   $    309   $    307   $    172
Subsidiaries ..................    408,140     37,084     29,964    102,397     55,650

NOTE 9 - GUARANTEED  PREFERRED BENEFICIAL INTERESTS IN COMPANY'S JUNIOR
SUBORDINATED  DEBENTURES:  Wholly-owned  subsidiary trusts of Provident have  issued  $225  million  of  preferred  securities  and,  in  turn,
purchased   $225   million   of   newly-authorized   Provident   junior
subordinated debentures.  The debentures provide interest and principal
payments  to  fund  the  trusts'   obligations.   Provident  fully  and
unconditionally  guarantees  the  preferred  securities.  The preferred securities qualify as Tier 1 capital for bank regulatory purposes.  The sole assets of the trusts are the debentures.  The junior  subordinated debentures consisted of the following at December 31:

                                                              December 31,
                         Stated   Effective    Maturity   -------------------
(Dollars in Thousands)    Rate     Rate(1)       Date       1999       1998
-----------------------------------------------------------------------------
November 1996 Issuance    8.60%       8.67%    12/01/26   $ 98,941   $ 98,879
June 1999 Issuance ...    8.75%       7.45%    06/30/29    121,128          -
                                                          --------   --------
      Total ..........                                    $220,069   $ 98,879
                                                          ========   ========

(1) Effective rate reflects interest rate paid as of December 31, 1999 after adjustments for notes issued at discount or premium, capitalized fees associated with the issuance of the debt and interest rate swap agreements entered to alter the payment characteristics.

NOTE 10 - INCOME TAXES: The composition of income tax expense follows:

(In Thousands)     1999       1998        1997
------------------------------------------------
Current:
  Federal ....   $ 63,034   $ 65,274    $ 42,173
  State ......      1,971        752         375
                 --------   --------    --------
                   65,005     66,026      42,548
Deferred .....     17,935       (825)     18,501
                 --------   --------    --------
    Total ....   $ 82,940   $ 65,201    $ 61,049
                 ========   ========    ========

The effective tax rate differs from the  statutory  rate  applicable to corporations as a result of permanent  differences  between  accounting and taxable income. None of these differences were material.

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

Deferred  income  taxes  reflect  the  net  tax  effects  of  temporary differences  between the carrying amounts of assets and liabilities for financial  reporting  purposes  and the  amounts  used for  income  tax
purposes.   Significant   components   of   Provident's   deferred  tax
liabilities and assets as of December 31 are as follows:

(In Thousands)                                 1999       1998       1997
---------------------------------------------------------------------------
Deferred Tax Liabilities:
  Excess Lease and Partnership Income ....   $123,799   $119,315   $115,197
  Securitizations ........................     12,908          -          -
  Deferred Loan Costs ....................      7,852      6,462      1,415
  Other - Net ............................     13,034     10,381     15,545
                                              -------    -------    -------
    Total Deferred Tax Liabilities .......    157,593    136,158    132,157
                                              -------    -------    -------
Deferred Tax Assets:
  Provision for Loan and Lease Losses ....     41,072     32,766     28,250
  Unrealized Loss on Investment Securities     26,843      4,850          -
  Deferred Compensation ..................      5,600      5,141      5,255
  Securitizations ........................          -      5,988      1,334
  Other - Net ............................     10,477      9,755     13,769
                                              -------    -------    -------
    Total Deferred Tax Assets ............     83,992     58,500     48,608
                                              -------    -------    -------
      Net Deferred Tax Liabilities .......   $ 73,601   $ 77,658   $ 83,549
                                             ========   ========   ========

NOTE 11 -  BENEFIT  PLANS:  Provident  has a  Retirement  Plan  for the
benefit of its employees. Included under this plan is an Employee Stock
Ownership Plan ("ESOP") and a Personal  Investment  Election Plan ("PIE
Plan").  Provident  also  maintains  a Life and Health Plan for Retired
Employees ("LH Plan"),  an Employee  Stock  Purchase Plan  ("ESPP"),  a
Deferred Compensation Plan ("DCP") and stock option plans.

The ESOP covers all employees who are qualified as to age and length of service. It is a trusteed plan with the entire cost borne by Provident.
All  fund  assets  are  allocated  to  the  participants.   Provident's
contributions   are   discretionary  by  the  directors  of  Provident.
Provident  incurred  expense of $9.2  million,  $6.6  million  and $6.4 million in 1999, 1998 and 1997, respectively.

The PIE Plan, a tax deferred  retirement plan, covers all employees who are  qualified as to age and length of service.  Employees  who wish to participate  in the PIE  Plan  may  contribute  from 1% to 8% of  their pre-tax  salaries  (to a maximum  prescribed  by the  Internal  Revenue
Service) to the plan as voluntary contributions.  Provident will make a
matching   contribution   equal  to  25%  of  the   pre-tax   voluntary
contributions   made  by  the  employees  during  the  plan  year.  The
contribution  made by  Provident  is charged  against  earnings  as the employees'  contributions are made.  Provident incurred expense of $1.2 million,  $1.0  million and $0.8 million for this  retirement  plan for
1999, 1998 and 1997, respectively.

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

Provident's LH Plan provides medical coverage as well as life insurance benefits to eligible  retirees.  The LH Plan is contributory  until the retiree reaches age 62 after which time Provident pays the entire cost, however,  Provident's  responsibility  for the  payment of  premiums is limited to a maximum of two times the monthly  premium  costs as of the effective date of the LH Plan.  Monthly premiums  exceeding the maximum amount payable by Provident shall be the responsibility of the retiree.
Provident may amend or terminate  the LH Plan at any time,  without the consent of the retirees.

The ESPP provides  eligible  employees  with an opportunity to purchase
Provident's  Common Stock through payroll  deduction in an amount up to
10% of their  compensation,  at a price equal to eighty-five percent of the fair market  price on either the first or the last  business day of each calendar month,  whichever is lower. Provident incurred expense of
$357,000,  $266,000 and $219,000 for the ESPP for 1999,  1998 and 1997,
respectively.

The DCP permits participants, selected by the Compensation Committee of the Board of Directors,  to defer  compensation in a manner that aligns their  interests  with  those of  Provident  shareholders  through  the investment of deferred  compensation in Provident Common Stock. The DCP
allows   participants   to  postpone  the  receipt  of  5%  to  50%  of
compensation  until  retirement.  Amounts  deferred  are  invested in a
Provident Bank Stock Account or a Self-Directed Account. Provident will credit the Provident  Bank Stock Account with an amount  dependent upon
Provident's  pre-tax  earnings  per share,  for each share of Provident
Common Stock in the account.  The calculated  credit is charged against earnings  by  Provident  annually.  Under the DCP,  Provident  expensed approximately $1.2 million, $1.4 million and $2.6 million in 1999, 1998 and 1997, respectively.

Provident has three Employee Stock Option Plans, an Advisory Directors'
Stock Option Plan and an Outside  Directors'  Stock  Option  Plan.  The
Employee  Stock Option  Plans made 8.4 million  options  available  for grant. These plans authorize the issuance of options to purchase Common
Stock for officers and employees.  The options are to be granted,  with exercise  prices at the  approximate  market  value,  as of the date of grant. Options become exercisable beginning one year from date of grant generally at the rate of 20% per year.  The Advisory  Directors'  Stock
Option Plan and Outside  Directors'  Stock Option Plan  authorized  the issuance  of 427,500 and 168,750  options,  respectively.  The terms of these options are  comparable to the terms of the Employee Stock Option
Plans.

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

The  following  table  summarizes  option  activity for the three years ended December 31, 1999:

                             1999                   1998                    1997
                    ---------------------  ----------------------  ---------------------
                    Weighted               Weighted                Weighted
                     Average                Average                 Average
                    Exercise    Number of   Exercise    Number of   Exercise   Number of
                      Price      Options     Price       Options     Price      Options
----------------------------------------------------------------------------------------
Outstanding at
 Beginning of Year   $27.52     3,747,888     $20.38    4,351,399     $14.15   4,322,617
  Acquired .......     9.16        12,616          -            -          -           -
  Granted ........    37.78       761,285      46.81      875,509      39.00     939,232
  Exercised ......    14.46      (219,682)     13.46   (1,099,689)      8.95    (792,267)
  Canceled .......    27.37       (96,994)     30.97     (379,331)     17.31    (118,183)
                                ---------               ---------              ---------
Outstanding at
 End of Year .....   $30.00     4,205,113     $27.52    3,747,888     $20.38   4,351,399
                                =========               =========              =========

At December 31, 1999, 1998 and 1997,  there were  2,159,150,  1,830,112 and  2,196,564  options  exercisable,  respectively,  having a weighted
average   option  price  per  share  of  $22.04,   $17.94  and  $11.96,
respectively.  The following table summarizes  information  about stock options outstanding at December 31, 1999:

                             Options Outstanding             Options Exercisable
                  --------------------------------------   -----------------------
                                  Weighted
                                   Average      Weighted                  Weighted
   Range of                       Remaining      Average                  Average
   Exercise         Number       Contractual    Exercise     Number       Exercise
    Prices        Outstanding   Life in Years     Price    Exercisable     Price
----------------------------------------------------------------------------------
$ 7.95 - $11.19      624,886         2.5         $ 8.88      624,886       $ 8.88
$12.00 - $17.95      609,386         5.0          14.51      532,548        14.41
$21.79 - $33.63      796,791         6.6          25.60      484,521        25.30
$34.32 - $54.47    2,174,050         8.4          42.03      517,195        42.76

For purposes of providing the pro forma disclosures required under SFAS
No. 123, the fair value of stock options granted in 1999, 1998 and 1997 was estimated at the date of grant using a Black-Scholes option pricing model. The Black-Scholes  option pricing model was developed for use in estimating  the fair  value of  traded  options  that  have no  vesting restrictions and are fully transferable.  In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because Provident's stock options have characteristics  significantly  different from those of traded options, and because changes in the subjective input  assumptions can materially
affect  the  fair  value   estimate,   management   believes  that  the
Black-Scholes  model  may not  necessarily  provide a  reliable  single measure of the fair value of its stock options.

The  following  weighted-average  assumptions  were used in the  option pricing model for 1999, 1998 and 1997 respectively:  risk-free interest rates of 5.36%,  5.46% and 6.47%;  dividend yields of 3.50%,  3.00% and
3.00%;  volatility  factors of the expected market price of Provident's
Common Stock of .244,  .234 and .232 and an expected life of the option of 7, 7 and 8 years. Based on these assumptions,  the  weighted-average fair value of options granted in 1999, 1998 and 1997 was $9.17,  $12.05 and $11.51, respectively.

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

No compensation  cost has been recognized for stock option grants.  Had compensation  cost been determined for stock option awards based on the fair values at grant dates as discussed  above,  Provident's net income and earnings per share would have been as follows:

                                               Year Ended December 31,
                                        ------------------------------------
(In Thousands, Except Per Share Data)     1999          1998          1997
----------------------------------------------------------------------------
Pro-forma Net Income ........           $146,142      $119,350      $112,564
Pro-forma Earnings Per Share:
  Basic .....................               3.08          2.51          2.46
  Diluted ...................               2.98          2.42          2.33

NOTE 12 - PREFERRED STOCK: In 1991,  Provident issued 371,418 shares of
Non-Voting  Convertible  Preferred Stock to American Financial Group as
partial   consideration   for  the   acquisition   of  Hunter   Savings
Association.  During 1995,  301,146 shares of the Preferred  Stock were converted  into  4,234,865  shares of Common Stock.  As of December 31,
1999 and 1998,  70,272  shares of Preferred  Stock remain  outstanding.
These  shares  have a stated  value and  liquidation  value of $100 per share and a conversion  ratio of 14.0625 shares of  Provident's  Common
Stock for each share of Convertible Preferred Stock.

NOTE 13 -  EARNINGS  PER  SHARE:  The  following  table  sets forth the computation of basic and diluted earnings per share:

                                                            Year Ended December 31,
                                                     -----------------------------------
(In Thousands Except Per Share Data)                    1999         1998         1997
----------------------------------------------------------------------------------------
Basic:
  Net Income .....................................   $ 150,949    $ 122,427    $ 114,715
  Less Preferred Stock Dividends .................        (870)        (790)        (712)
                                                     ---------    ---------    ---------
   Income Available to Common Shareholders .......     150,079      121,637      114,003

  Weighted-Average Common Shares Outstanding .....      47,187       47,288       45,466
                                                     ---------    ---------    ---------
  Basic Earnings Per Share .......................   $    3.18    $    2.57    $    2.51
                                                     =========    =========    =========
Diluted:
  Net Income .....................................   $ 150,949    $ 122,427    $ 114,715

  Weighted-Average Common Shares Outstanding .....      47,187       47,288       45,466
  Assumed Conversion of:
    Convertible Preferred Stock ..................         988          988          988
    Dilutive Stock Options (Treasury Stock Method)         843        1,090        1,758
                                                     ---------    ---------    ---------
  Dilutive Potential Common Shares ...............      49,018       49,366       48,212
                                                     ---------    ---------    ---------
  Diluted Earnings Per Share .....................   $    3.08    $    2.48    $    2.38
                                                     =========    =========    =========

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - REGULATORY  CAPITAL  REQUIREMENTS:  Provident and its banking subsidiaries  are subject to various  regulatory  capital  requirements administered by the federal banking  agencies.  Failure to meet minimum capital  requirements  can  initiate  certain  mandatory  and  possibly additional  discretionary  actions by regulators  that, if  undertaken,
could  have  a  direct   material   effect  on  Provident's   financial
statements.  Under  capital  adequacy  guidelines  and  the  regulatory framework  for prompt  corrective  action,  Provident  and its  banking
subsidiaries  must  meet  specific  capital   guidelines  that  involve
quantitative   measures   of  its  assets,   liabilities   and  certain
off-balance  sheet  items as  calculated  under  regulatory  accounting practices.  Capital  amounts  and  classification  are also  subject to
qualitative   judgments  by  the  regulators  about  components,   risk
weightings and other factors.

Quantitative  measures  established  by  regulation  to ensure  capital adequacy  require  Provident and its banking  subsidiaries  to maintain minimum ratios of 4.00% for Tier 1 capital to average assets, 4.00% for
Tier 1 capital to risk-weighted  assets, and 8.00% for total risk-based capital to risk-weighted assets. As of December 31, 1999, Provident and its banking  subsidiaries meet all capital  requirements to which it is subject.

As of  December  31,  1999,  Provident  and its  banking  subsidiaries'
capital  ratios were  categorized  as well  capitalized  for regulatory purposes.  To be  categorized  as well  capitalized,  Provident and its banking  subsidiaries  must maintain minimum ratios of 5.00% for Tier 1 capital to average  assets,  6.00% for Tier 1 capital to  risk-weighted assets,  and  10.00%  for total  risk-based  capital  to  risk-weighted assets.  There  have been no  subsequent  conditions  or  events  which management believes have changed the institutions' status.

                                                     1999                     1998
                                            ---------------------      -------------------
(Dollars in Thousands)                        Amount        Ratio      Amount        Ratio
------------------------------------------------------------------------------------------
Tier 1 Capital (to Average Assets):
   Provident (Consolidated) .............   $1,112,059      10.87%   $  862,312       9.13%
   The Provident Bank ...................      901,962       9.40       706,607       8.06
   Provident Bank of Florida ............       46,749       9.72        18,254       6.67
Tier 1 Capital (to Risk-Weighted Assets):
   Provident (Consolidated) .............    1,112,059       9.97       862,312       9.03
   The Provident Bank ...................      901,962       8.42       706,607       7.87
   Provident Bank of Florida ............       46,749      10.49        18,254       7.25
Total Risk-Based Capital
 (to Risk-Weighted Assets):
   Provident (Consolidated) .............    1,330,872      11.93     1,100,813      11.53
   The Provident Bank ...................    1,219,127      11.38       944,402      10.52
   Provident Bank of Florida ............       60,749      13.63        29,153      11.58

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - LINE OF BUSINESS REPORTING:  Provident's three major business lines,  referred to as Commercial Banking,  Retail Banking and Mortgage
Banking,  are  based on the  products  and  services  offered,  and its management  structure.  Commercial  Banking  offers  a  full  range  of commercial  lending and  financial  products  and services to corporate businesses. Retail Banking provides consumer lending, deposit accounts, trust,  brokerage and investment products and services to consumers and small businesses.  Mortgage Banking originates and services  conforming
and   nonconforming   residential   loans  to  consumers  and  provides
short-term financing to mortgage originators and brokers.

Financial  results are  determined  based on an  assignment  of balance sheet  and  income  statement  items  to  each  business  line.  Equity allocations are made based on various risk measurements of the business line. A cash  flow-matched  funds transfer  pricing  process is used to
allocate   interest  income  and  expense  among  the  business  lines.
Provision for loan and lease losses are charged to business lines based on the size and  composition of its lending  portfolio.  Activity-based costing is used to allocate expenses for centrally provided services.

Selected  financial  information is included in the following table for
Provident's  three major lines of  business  for the past three  years.
Corporate  Center  represents  income and expenses not allocated to the major business lines,  interest and gain/loss on the sale of investment securities,  and any nonrecurring business revenues and expenses. Prior period numbers have been restated to conform with the current  business line reporting  structure and current methodology of allocating revenue and expense between business lines.

(In Millions)                       1999     1998     1997
-----------------------------------------------------------
Total Revenue:
  Commercial Banking ...........   $260.4   $251.7   $215.4
  Retail Banking ...............    223.3    187.2    165.8
  Mortgage Banking .............    124.7     75.6     55.1
  Corporate Center .............       .9     22.0     25.7
                                   ------   ------   ------
                                   $609.3   $536.5   $462.0
                                   ======   ======   ======
Net Income:
  Commercial Banking ...........   $ 79.3   $ 91.5   $ 77.3
  Retail Banking ...............     34.3     18.6     17.0
  Mortgage Banking .............     39.0     14.6     15.5
  Corporate Center .............      1.0     12.0      4.9
  Special Charges and Exit Costs     (2.7)   (14.3)       -
                                   ------   ------   ------
                                   $150.9   $122.4   $114.7
                                   ======   ======   ======
Average Assets:
  Commercial Banking ...........   $4,553   $3,961   $3,816
  Retail Banking ...............    1,746    1,655    1,627
  Mortgage Banking .............      647      540      296
  Corporate Center .............    2,924    2,606    1,967
                                   ------   ------   ------
                                   $9,870   $8,762   $7,706
                                   ======   ======   ======

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

NOTE  16 -  OFF-BALANCE  SHEET  FINANCIAL  AGREEMENTS:  Provident  uses financial  instruments  with  off-balance  sheet  risk  to  manage  its interest  rate risk and to meet the financing  needs of its  customers.
These financial  instruments  include derivatives such as interest rate swaps,  interest rate caps and forward contracts along with commitments to extend credit and standby letters of credit.  These  instruments may involve  credit  and  interest  rate  risk  in  excess  of  the  amount recognized in the supplemental consolidated balance sheet.

Interest Rate Swaps: Interest rate swap agreements involve the exchange of interest payment  obligations without the exchange of the underlying principal amounts.  Such interest rate swap  transactions,  which are a part of Provident's  asset/liability management program, are structured to modify  interest rate risk of specified  assets  and/or  liabilities
resulting   from  interest  rate   fluctuations.   Interest  rate  swap
agreements  have a credit  risk  component  based on the  ability  of a counterparty  to meet the  obligations to Provident  under the terms of the interest rate swap agreement.  Notional  principal  amounts express the volume of the transactions,  but Provident's  potential exposure to
credit  risk  is  limited   only  to  the  market  value  of  the  swap
transactions.  Provident manages its credit risk in these  transactions through  counterparty credit policies.  At December 31, 1999, Provident had bilateral  collateral  agreements in place with its counterparties, against  which  Provident  has  pledged  investment  securities  with a carrying value of $139.4 million as collateral.

Summary  information  with respect to the interest rate swap  portfolio used to manage Provident's interest rate sensitivity follows:

                                                  December 31, 1999
                             -------------------------------------------------------------    December
                                                                      Weighted Average        31, 1998
                                       Unrealized   Unrealized    ------------------------    --------                                             ---------
                             Notional     Gross        Gross      Receive    Pay     Life     Notional
(Dollars in Millions)         Amount      Gains        Losses      Rate     Rate    (Years)    Amount
-----------------------------------------------------------------------------------------------------
Pay Variable/Receive Fixed    $2,612      $  .2       $(153.2)     6.05%    5.74%    11.34      $1,747
Pay Fixed/Receive Variable     1,860       16.7             -      6.36     6.19      4.40          49
                              ------      -----       -------                                   ------
                              $4,472      $16.9       $(153.2)                                  $1,796
                              ======      =====       =======                                   ======

The expected  notional  maturities  of  Provident's  interest rate swap portfolio at December 31, 1999 are as follows:

                                        After 1     After 5      After 10
                             1 Year    Through 5   Through 10   Through 15   After 15
(In Millions)                or Less     Years       Years        Years       Years
-------------------------------------------------------------------------------------
Pay Variable/Receive Fixed    $339       $659        $170         $624        $820
Pay Fixed/Receive Variable     839        105         916            -           -

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

Credit  Commitments  and Standby  Letters of Credit:  Since many of the commitments to extend credit are expected to expire without being drawn upon, the total commitment amounts do not necessarily  represent future cash requirements. Provident evaluates each customer's creditworthiness on a case-by-case  basis.  The amount of collateral  obtained if deemed
necessary   by  Provident   upon   extension  of  credit  is  based  on
management's  credit  evaluation of the  counterparty.  Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties.

Standby  letters of credit are primarily  issued to support  public and
private  borrowing  arrangements,   including  commercial  paper,  bond
financing,  and  similar  transactions.  The credit  risk  involved  in issuing  letters of credit is essentially  the same as that involved in extending loan facilities to customers. Collateral is obtained based on management's credit assessment of the customer.

Provident's commitments to extend credit which are not reflected in the balance sheet at December 31 are as follows:

(In Millions)                   1999     1998
----------------------------------------------
Commitments to Extend Credit   $2,068   $2,093
Standby Letters of Credit ..      131      128

NOTE 17 - TRANSACTIONS  WITH AFFILIATES:  At December 31, 1999, Carl H.
Lindner,  members of his immediate family and trusts for their benefit, owned 47% of American Financial Group's Common Stock. This group, along with  Carl H.  Lindner's  siblings  and  their  families  and  entities controlled  by them, or  established  for their  benefit,  owned 53% of
Provident's  Common Stock.  Provident  leases its home office space and other  office space from a trust,  for the benefit of a  subsidiary  of
American  Financial Group.  Rentals charged by American Financial Group and  affiliates  for the years ended  December 31, 1999,  1998 and 1997 amounted to $2.5 million, $2.3 million and $2.0 million,  respectively.
Provident also leased one of its branch locations and approximately 200
ATM locations from principal shareholders and their affiliates. Rentals
of  $969,000,   $302,000   and  $217,000   were  charged  by  principal
shareholders  and  their   affiliates   during  1999,  1998  and  1997,
respectively, for ATM and branch locations.

During 1998, a partner of Keating,  Muething & Klekamp  ("KMK")  became the  trustee of a trust for the  benefit of the family of Mr.  Lindner.
This trust held  approximately 5% of Provident's  Common Stock.  During
1999 and 1998, legal services paid by and on behalf of Provident to KMK were $2.9 million and $3.2 million, respectively.

Provident has had certain transactions with various executive officers, directors and principal  holders of equity  securities of Provident and its subsidiaries and entities in which these  individuals are principal owners.  Various loans and leases have been made as well as the sale of commercial paper and repurchase agreements to these persons. Such loans and leases to these persons aggregated  approximately $61.0 million and
$47.8 million at December 31, 1999 and 1998, respectively. During 1999, new  loans  and  leases  aggregating  $17.6  million  were made to such

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

parties and loans and leases  aggregating $4.4 million were repaid. All of the loans and leases were made at market  interest rates and, in the opinion of management,  all amounts are fully collectible.  At December
31, 1999 and 1998,  these  persons held  Provident's  commercial  paper
amounting   to   $20.0   million   and   $19.4 million,   respectively.
Additionally,  repurchase  agreements in the amount of $4.8 million and
$37.8 million  had been sold to these  persons at December 31, 1999 and
1998,  respectively.  All of these transactions were at market interest rates.

NOTE 18 - FAIR  VALUE OF  FINANCIAL  INSTRUMENTS:  Carrying  values and estimated fair values for certain financial  instruments as of December
31 are shown in the  following  table.  In cases  where  quoted  market prices are not  available,  fair  values are based on  estimates  using present  value or other  valuation  techniques.  Those  techniques  are significantly  affected by the assumptions used, including the discount rate and  estimates of future cash flows.  Because no secondary  market exists for many of Provident's assets and liabilities, the derived fair values are calculated estimates, and the fair values provided herein do not  necessarily  represent  the actual values which may be realized in the disposition of these instruments.  The aggregate fair value amounts presented do not represent the underlying  value of Provident.  What is presented below is a point-in-time valuation that is affected, in part,
by   unrealized   gains  and   losses   resulting   from   management's
implementation  of its program to manage overall interest rate risk. It is not management's  intention to immediately  dispose of a significant portion of its financial  instruments.  As a result, the following fair value  information  should not be  interpreted  as a forecast of future earnings and cash flows.

                                                 1999                          1998
                                      --------------------------    --------------------------
                                         Carrying        Fair          Carrying        Fair
(In Thousands)                            Value          Value          Value          Value
----------------------------------------------------------------------------------------------
Financial Assets:
  Cash and Cash Equivalents .......   $   376,143    $   376,143    $   354,970    $   354,970
  Trading Account Securities ......             -              -         50,333         50,333
  Investment Securities ...........     2,111,037      2,111,037      1,598,083      1,598,083
  Loans (Excluding Lease Financing)     6,257,477      6,165,636      5,635,432      5,700,045
  Less: Reserve for Loan Losses ...       (86,823)             -        (72,405)             -
                                      -----------    -----------    -----------    -----------
    Net Loans .....................     6,170,654      6,165,636      5,563,027      5,700,045
Financial Liabilities:
  Deposits ........................     7,229,988      7,052,155      5,956,479      6,073,584
  Short-Term Debt .................       977,835        977,835        807,503        807,503
  Long-Term Debt (Excluding Lease
    Financing Debt) and Junior
    Subordinated Debentures .......       992,305        964,017        905,340        898,077
Off-Balance Sheet
 Financial Instruments:
  Interest Rate Swaps .............             -       (136,320)             -         16,126

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

The  following  methods  and  assumptions  were  used by  Provident  in estimating its fair value disclosures for financial instruments:

   Cash and cash  equivalents:  The  carrying  amounts  reported in the balance sheet for cash and short-term instruments  approximate those assets' fair values.

   Trading account  securities and investment  securities:  Fair values for trading account  securities and investment  securities are based on quoted market prices,  where  available.  If quoted market prices are not available,  fair values are based on quoted market prices of comparable  instruments.  Retained interest in securitized assets is
   valued   using   discounted   cash  flow   techniques.   Significant
   assumptions used in the valuation are presented in Note 3.

   Loans: For variable-rate  loans that reprice  frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for certain  residential  mortgage loans and other  consumer  loans are based on quoted  market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan  characteristics.  The fair values for other loans are estimated using discounted cash flow analyses and interest rates  currently  being  offered  for loans  with  similar  terms to borrowers of similar credit quality.

   Deposits: The fair values disclosed for demand deposits are equal to their  carrying  amounts.  The carrying  amounts for  variable-rate,
   fixed-term   money  market  accounts  and  certificates  of  deposit
   approximate their fair values at the reporting date. Fair values for fixed-rate  certificates of deposit are estimated using a discounted cash flow  calculation  that applies  interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

   Short-term  debt: The carrying  amounts of federal funds  purchased,
   borrowings  under  repurchase   agreements,   and  other  short-term
   borrowings approximate their fair values.

   Long-term debt and junior subordinated  debentures:  The fair values of long-term  borrowings that are traded in the markets are equal to their  quoted  market  prices.  The fair  values of other  long-term borrowings (other than deposits) are estimated using discounted cash flow analyses,  based on Provident's current  incremental  borrowing rates for similar types of borrowing arrangements.

   Off-balance  sheet  financial  instruments:  Fair value for interest rate swaps is based upon current market quotes.

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 - ADDITIONAL INFORMATION:

LEGAL CONTINGENCIES: Provident is subject to litigation in the ordinary course of business.  Management  does not expect such  litigation  will have a material adverse effect on Provident's financial position.

RESTRICTIONS ON CASH AND NONINTEREST BEARING DEPOSITS:  Federal Reserve
Board regulations require that The Provident Bank and Provident Bank of
Florida maintain certain minimum reserve  balances.  The average amount of those  reserve  balances for the year ended  December 31, 1999,  was approximately $63.6 million.

OTHER REAL ESTATE  OWNED:  At December 31, 1999 and 1998,  the carrying value of other real  estate and  equipment  owned was $3.9  million and
$2.8 million, respectively.

RESTRICTED  ASSETS:  Provident formed the subsidiaries  listed below to account  for and  support  the  process of  transferring,  securitizing and/or selling of vehicle and equipment leases.  These subsidiaries are separate  legal  entities  and each  maintains  books and records  with
respect   to  its  assets   and   liabilities.   The  assets  of  these
subsidiaries,  which  are  included  in the  supplemental  consolidated
financial  statements,   are  not  available  to  secure  financing  or
otherwise  satisfy claims of creditors of Provident or any of its other subsidiaries.

The  subsidiaries  and their total  assets as of December  31, 1999 and
1998 follow:

                                                  December 31,
                                              -------------------
Subsidiary                                      1999       1998
-----------------------------------------------------------------
Provident Auto Leasing Company ............   $447,388   $469,114
Provident Auto Rental Corp. 1998-1 ........     30,851     46,424
Provident Auto Rental Corp. 1998-2 ........     27,745          -
Provident Auto Rental LLC 1999-1 ..........    180,485          -
Provident Auto Rental Company, LLC 1999-PRU     89,207          -
Provident Lease Receivables Corporation ...     74,768     26,957

The  above  amounts   include   items  which  are   eliminated  in  the
Supplemental Consolidated Financial Statements.

RESTRICTIONS  ON TRANSFER  OF FUNDS FROM  SUBSIDIARIES  TO PARENT:  The
transfer  of  funds  by  the  banking  subsidiaries  to the  parent  as dividends, loans or advances is subject to various laws and regulations that  limit  the  amount  of such  transfers  that can be made  without
regulatory   approval.   The  maximum  amount  available  for  dividend
distribution  that  may be  paid  in 2000  by The  Provident  Bank  and
Provident   Bank  of  Florida  to  its  parent   without   approval  is
approximately $167.5 million, plus 2000 net income. Pursuant to Federal
Reserve and State  regulations,  the  maximum  amount  available  to be loaned to affiliates  (as  defined),  including  their  Parent,  by the banking  subsidiaries,  was approximately  $128.0 million to any single affiliate, and $256.0 million to all affiliates combined of which $28.5 million was loaned at December 31, 1999.

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

PARENT  COMPANY  FINANCIAL  INFORMATION:  Parent Company only condensed financial  information  for  Provident  Financial  Group,  Inc.  is  as follows:

               SUPPLEMENTAL BALANCE SHEETS (PARENT ONLY)

                                                         December 31,
                                                  -----------------------
(In Thousands)                                        1999         1998
-------------------------------------------------------------------------
ASSETS
  Cash and Cash Equivalents ...................   $  153,530   $  193,470
  Investment Securities Available for Sale ....      186,147      148,545
  Investment in Subsidiaries:
    Banking ...................................      984,690      765,759
    Non-Banking ...............................        7,755        3,710
  Premises and Equipment ......................        1,437        1,468
  Accounts Receivable from Banking Subsidiaries       28,448       45,616
  Other Assets ................................       36,694       31,093
                                                  ----------   ----------
                                                  $1,398,701   $1,189,661
                                                  ==========   ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
  Liabilities:
    Accounts Payable and Accrued Expenses .....   $   41,908   $   37,627
    Commercial Paper ..........................      201,784      245,291
    Long-Term Debt ............................        1,759        2,617
    Junior Subordinated Debentures ............      227,028      101,972
                                                  ----------   ----------
      Total Liabilities .......................      472,479      387,507
Shareholders' Equity ..........................      926,222      802,154
                                                  ----------   ----------
                                                  $1,398,701   $1,189,661
                                                  ==========   ==========

            SUPPLEMENTAL STATEMENTS OF INCOME (PARENT ONLY)

                                                           Year Ended December 31,
                                                     ---------------------------------
(In Thousands)                                          1999        1998        1997
--------------------------------------------------------------------------------------
Income:
  Dividends from Banking Subsidiaries ............   $  60,000   $  51,000   $       -
  Interest Income from Banking Subsidiaries ......       8,869       4,899       5,605
  Other Interest Income ..........................       5,504      10,097       7,364
  Noninterest Income .............................       1,976       1,748       4,157
                                                     ---------   ---------   ---------
                                                        76,349      67,744      17,126
Expenses:
  Interest Expense ...............................      24,934      22,088      18,219
  Noninterest Expense ............................       3,030       4,684       4,542
                                                     ---------   ---------   ---------
                                                        27,964      26,772      22,761
                                                     ---------   ---------   ---------
Income Before Taxes and Equity in Undistributed
  Net Income of Subsidiaries .....................      48,385      40,972      (5,635)
Applicable Income Tax Credits ....................       4,439       4,157       2,494
                                                     ---------   ---------   ---------
Income Before Equity in Undistributed Net Income
  of Subsidiaries ................................      52,824      45,129      (3,141)
Equity in Undistributed Net Income of Subsidiaries      98,125      77,298     117,856
                                                     ---------   ---------   ---------
Net Income .......................................   $ 150,949   $ 122,427   $ 114,715
                                                     =========   =========   =========

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

              SUPPLEMENTAL STATEMENTS OF CASH FLOWS (PARENT ONLY)

                                                           Year Ended December 31,
                                                    -----------------------------------
(In Thousands)                                         1999         1998         1997
---------------------------------------------------------------------------------------
Operating Activities:
 Net Income .....................................   $ 150,949    $ 122,427    $ 114,715
 Adjustment to Reconcile Net Income to
  Net Cash Provided by Operating Activities:
   Net Income from Subsidiaries .................    (158,125)    (128,298)    (117,856)
   Cash Dividends Received From Subsidiaries ....      60,000       51,000            -
   Amortization of Goodwill and Other ...........         799          690          396
   Depreciation of Premises and Equipment .......          31           36           54
   Realized Investment Security (Gains) Losses ..         (63)          29       (1,068)
   Proceeds From Sale of Loans Held for Sale ....           -        1,831       41,123
   Origination of Loans Held for Sale ...........           -            -      (41,943)
   Realized (Gains) Losses on Loans Held for Sale           -            2          (58)
   Increase in Interest Receivable ..............      (1,913)         (48)        (396)
   (Increase) Decrease in Other Assets ..........      18,321      (26,305)     (10,365)
   Decrease in Interest Payable .................        (129)         (27)          (1)
   Increase in Other Liabilities ................       4,410       26,823        7,767
                                                    ---------    ---------    ---------
    Net Cash Provided by (Used In) Operating
     Activities .................................      74,280       48,160       (7,632)
                                                    ---------    ---------    ---------
Investing Activities:
 Investment Securities Available for Sale:
  Proceeds from Sales ...........................     115,829       10,202       11,571
  Proceeds from Maturities and Prepayments ......      17,996       43,252       20,329
  Purchases .....................................    (171,683)     (34,603)    (187,386)
 Net Decrease in Premises and Equipment .........           -            -            9
                                                    ---------    ---------    ---------
  Net Cash Provided by (Used In) Investing
   Activities ...................................     (37,858)      18,851     (155,477)
                                                    ---------    ---------    ---------
Financing Activities:
 Net Increase (Decrease) in Short-Term Debt .....     (43,507)      43,273       62,353
 Principal Payments on Long-Term Debt ...........        (914)        (788)        (545)
 Proceeds from Issuance of Long-Term Debt and
  Junior Subordinated Debentures ................     124,984        1,492            -
 Cash Dividends Paid ............................     (40,970)     (37,869)     (38,139)
 Purchase of Treasury Stock .....................      (8,645)     (21,425)           -
 Proceeds from Exercise of Stock Options ........       4,687       25,991       16,151
 Contribution to Subsidiaries ...................    (112,478)           -            -
 Net Increase (Decrease) in Other Equity Items ..         481            -         (395)
                                                    ---------    ---------    ---------
  Net Cash Provided by (Used In) Financing
   Activities ...................................     (76,362)      10,674       39,425
                                                    ---------    ---------    ---------
Increase (Decrease) in Cash and
 Cash Equivalents ...............................     (39,940)      77,685     (123,684)
Cash and Cash Equivalents at Beginning of Year ..     193,470      115,785      239,469
                                                    ---------    ---------    ---------
 Cash and Cash Equivalents at End of Year .......   $ 153,530    $ 193,470    $ 115,785
                                                    =========    =========    =========

            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                           SUPPLEMENTARY DATA

Quarterly Supplemental Consolidated Results of Operations - (Unaudited)

The  following  are  quarterly  supplemental  consolidated  results  of operations for the two years ended December 31, 1999.

                                          Fourth        Third       Second        First
(In Thousands Except Per Share Data)      Quarter      Quarter      Quarter      Quarter
----------------------------------------------------------------------------------------
1999:
 Total Interest Income ..............   $ 196,860    $ 184,887    $ 177,064    $ 171,904
 Total Interest Expense .............    (109,163)    (100,065)     (92,130)     (92,725)
                                        ---------    ---------    ---------    ---------
  Net Interest Income ...............      87,697       84,822       84,934       79,179
 Provision for Loan and Lease Losses      (10,807)     (16,485)      (8,150)     (12,975)
                                        ---------    ---------    ---------    ---------
  Net Interest Income After Provision
   for Loan and Lease Losses ........      76,890       68,337       76,784       66,204
 Noninterest Income .................      72,047       76,214       59,345       65,058
 Noninterest Expense ................     (84,520)     (83,978)     (78,133)     (80,359)
                                        ---------    ---------    ---------    ---------
  Income Before Income Taxes ........      64,417       60,573       57,996       50,903
 Applicable Income Taxes ............     (22,803)     (21,337)     (20,432)     (18,368)
                                        ---------    ---------    ---------    ---------
  Net Income ........................   $  41,614    $  39,236    $  37,564    $  32,535
                                        =========    =========    =========    =========

 Net Earnings Per Common Share:
  Basic .............................   $     .87    $     .83    $     .79    $     .69
  Diluted ...........................         .84          .80          .77          .67
  Cash Dividends ....................         .22          .22          .22          .22

1998:
 Total Interest Income ..............   $ 180,225    $ 180,790    $ 170,492    $ 162,444
 Total Interest Expense .............     (97,483)    (100,270)     (95,495)     (89,654)
                                        ---------    ---------    ---------    ---------
  Net Interest Income ...............      82,742       80,520       74,997       72,790
 Provision for Loan and Lease Losses      (11,775)      (9,575)      (5,152)      (5,095)
                                        ---------    ---------    ---------    ---------
  Net Interest Income After Provision
   for Loan and Lease Losses ........      70,967       70,945       69,845       67,695
 Noninterest Income .................      60,334       57,374       57,372       50,412
 Noninterest Expense ................     (99,588)     (74,771)     (74,534)     (68,423)
                                        ---------    ---------    ---------    ---------
  Income Before Income Taxes ........      31,713       53,548       52,683       49,684
 Applicable Income Taxes ............     (10,954)     (18,707)     (18,403)     (17,137)
                                        ---------    ---------    ---------    ---------
  Net Income ........................   $  20,759    $  34,841    $  34,280    $  32,547
                                        =========    =========    =========    =========
 Net Earnings Per Common Share:
  Basic .............................   $     .43    $     .73    $     .72    $     .69
  Diluted ...........................         .42          .70          .69          .66
  Cash Dividends ....................         .20          .20          .20          .20

Quarterly  earnings  per share  numbers do not add to the  year-to-date amounts due to rounding.

                               SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the  Registrant  has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  Provident Financial Group, Inc.

Date: October 30, 2000               /s/ Christopher J. Carey
                                       Christopher J. Carey
                                   Executive Vice President and